================================================================================

     As filed with the Securities and Exchange Commission on March 25, 1997

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            PROCOM TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


            California                                   33-0268063
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                 Identification No.)


                                2181 DUPONT DRIVE
                                IRVINE, CA 92715
                    (Address of principal executive offices)


                  PROCOM TECHNOLOGY, INC. AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                              (Full Title of Plan)


                                 FREDERICK JUDD
                   VICE PRESIDENT FINANCE AND GENERAL COUNSEL
                            PROCOM TECHNOLOGY, INC.
                               2181 DUPONT DRIVE
                               IRVINE, CA 92715
                    (name and address of agent for service)
                              (714) 852-1000 X 257
         (telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
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
======================================================================================================
                                                                          Proposed
                                                        Proposed          maximum
                                       Amount           maximum          aggregate         Amount of
Title of securities                    to be         offering price       offering        registration
to be registered                     registered       per share(1)        price(1)           fee(1)
------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          540,000             $7.17          $3,871,263        $1,173.11
======================================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price per share and in the aggregate, and the registration fee, were calculated based on an average price of $7.17, which is comprised of (i) an average exercise price of $4.40 for the 301,800 shares of Common Stock subject to awards previously granted under the Plan and (ii) the average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System -- National Market System for March 21, 1997 for the 238,200 shares of Common Stock subject to awards remaining to be granted under the Plan.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

------------
* The documents containing the information specified in Part I of Form S-8
  (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by Procom Technology, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Registrant's most recent prospectus, dated December 17, 1996, filed pursuant to Rule 424(b) under the Securities Act, which includes audited financial statements for the Registrant's latest fiscal year.

            (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 24, 1997 filed with the Commission on March 10, 1997.

            (c) The description of the Registrant's Common Stock incorporated by reference in the Registrant's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), declared effective by the Commission on December 17, 1996, including any amendment or report filed for the purposes of updating such description.

         All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The California General Corporation Law provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duties as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (iii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (v) acts or omissions showing a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (vi) any improper transaction between a director and the Company in which the director has a material financial interest (Section 310) or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty (Section 316). The Company's Articles of Incorporation provide that the Company's directors are not liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Bylaws of the Company
(the "Bylaws") provide that the Company will indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law, subject to certain limitations for actions initiated by the director or officer, settlements not approved by the Company, losses covered by the directors' and officers' liability insurance policy maintained by the Company and judgments for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 and similar laws. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

            The Company has entered into indemnification agreements with certain of its directors and officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of law, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance and violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, and similar laws. The agreements contain provisions that are broader in some respects than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or executive officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms. The Company also maintains director and officers' liability insurance policies insuring directors and officers of the Company for covered losses as defined in the policies.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

               4.1 Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (SEC File No. 333-15109) as amended.

               4.2   Amended and Restated Bylaws of the Company.
                     Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (SEC File No. 333-15109) as amended.

               5.1   Opinion of O'Melveny Myers LLP.

              10.1 Amended and Restated Procom Technology, Inc. 1995 Stock Option Plan. Incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (SEC File No. 333-15109) as amended.

              23.1   Consent of Arthur Andersen LLP.

              23.2   Consent of O'Melveny Myers LLP (included in Exhibit
                     5.1).


ITEM 9.  UNDERTAKING.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Exchange Act (and, where applicable, each filing of en employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Procom Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on March 24, 1997.

                                      PROCOM TECHNOLOGY, INC.


                                      By:    /s/  Alex Razmjoo
                                         ------------------------------------
                                                  Alex Razmjoo
                                                  Chairman, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                             TITLE                                     DATE
       ---------                                             -----                                     ----
   /s/           Alex Razmjoo                   Chairman of the Board, President,                March 24, 1997
----------------------------------------------  Chief Executive Officer (Principal Executive
                 Alex Razmjoo                   Officer)


   /s/            Alex Aydin                    Executive Vice President, Finance                March 24, 1997
----------------------------------------------  Administration (Principal Financial Officer)
                  Alex Aydin


   /s/          Frederick Judd                  Vice President, Finance and General Counsel      March 24, 1997
----------------------------------------------  (Principal Accounting Officer)
                Frederick Judd


   /s/          Frank Alaghband                 Executive Vice President and Director            March 24, 1997
----------------------------------------------
                Frank Alaghband


   /s/         Nick Shahrestany                 Executive Vice President and                     March 24, 1997
----------------------------------------------  Director
               Nick Shahrestany


                                                Director                                         March   , 1997
----------------------------------------------
                   Sam Inman
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
                                 EXHIBIT INDEX


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
    Exhibit                                                                     Sequential
     Number   Description                                                        Page No.
    -------   -----------                                                       ----------
     4.1      Restated Articles of Incorporation.  Incorporated by
              reference to Exhibit 3.1 of Registrant's
              Registration Statement on Form S-1 (SEC File No. 333-15109).

     4.2 Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 of Registrant's
              Registration Statement on Form S-1 (SEC File No. 333-15109).

     5.1      Opinion of O'Melveny Myers LLP.

    10.1      Amended and Restated Procom Technology, Inc. 1995 Stock
              Option Plan. Incorporated by reference to Exhibit 10.2
              of the Registrant's Registration Statement on Form S-1
              (SEC File No. 333-15109) as amended.

    23.1      Consent of Arthur Andersen LLP.

    23.2      Consent of O'Melveny Myers LLP (included in Exhibit 5.1).